SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2014

Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is hereby incorporated herein by reference.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2014, the Board of Directors (the “Board”) of New Energy Technologies, Inc. (the “Company”) granted to each of its Board members, John Conklin, Alastair Livesey and Joseph Sierchio, 20,000 shares (the “Shares”) of the Company’s common stock pursuant to the Company’s 2006 Incentive Stock Option Plan. As part of the grant of the Shares the Company and each of the Board members entered into a Stock Award Agreement (the “Award Agreement”), governing the issuance of the Shares and providing for certain restrictions on their transfer. Additionally, the Company and each of the Board members entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which the Board members agreed that for a period of one year from the date of entry they will not, without the express written consent of the Company, make, offer to make, agree to make, or suffer any Disposition, as defined in the Lock-Up Agreement, of more than 25% of the Shares.

The description of the Award Agreement and Lock-Up Agreement set forth herein is qualified in its entirety by reference to the full text of the Award Agreement and Lock-Up Agreement, a form of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Number	Description

10.1	Form of Stock Award Agreement

10.2	Form of Lock-Up Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 19, 2014.

New Energy Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President and Chief Executive Officer